Exhibit 24

Directors of Touchmark Bancshares, Inc.

Registration Statement on Form S-8

Power of Attorney

We, the undersigned directors of Touchmark Bancshares, Inc., hereby severally constitute and appoint William R. Short our true and lawful attorney-in-fact and agent, in each of our names, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit, any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting, unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Thomas E. Persons, Sr.	Chairman of the Board and Director	July 14, 2008
Thomas E. Persons, Sr.

/s/ Bobby G. Williams	Vice Chairman of the Board and Director	July 14, 2008
Bobby G. Williams

/s/ Vivian A. Wong	Vice Chairman of the Board and Director	July 14, 2008
Vivian A. Wong

/s/ J. Egerton Burroughs	Director	July 14, 2008
J. Egerton Burroughs

/s/ J. William Butler	Director	July 14, 2008
J. William Butler

/s/ Daniel B. Cowart	Director	July 14, 2008
Daniel B. Cowart

/s/ Barry A. Culbertson	Director	July 14, 2008
Barry A. Culbertson

/s/ Howard R. Greenfield	Director	July 14, 2008
Howard R. Greenfield

/s/ Yuling R. Hayter	Director	July 14, 2008
Yuling R. Hayter

Signature	Title	Date
/s/ John L. Johnson	Director	July 14, 2008
John L. Johnson

/s/ Daniel J. Kaufman	Director	July 14, 2008
Daniel J. Kaufman

/s/ Moon K. Kim	Director	July 14, 2008
Moon K. Kim

/s/ C. Hiluard Kitchens, Jr.	Director	July 14, 2008
C. Hiluard Kitchens, Jr.

/s/ Sudhirkumar C. Patel	Director	July 14, 2008
Sudhirkumar C. Patel

/s/ Hasmukh P. Rama	Director	July 14, 2008
Hasmukh P. Rama

/s/ J. J. Shah	Director	July 14, 2008
J. J. Shah

/s/ Meena J. Shah	Director	July 14, 2008
Meena J. Shah